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                                                                     EXHIBIT 4.2








                               DELPHI CORPORATION

                                       AND

                   BANK ONE, NATIONAL ASSOCIATION, AS TRUSTEE

                           --------------------------

                                 Debt Securities

                          First Supplemental Indenture

                           ---------------------------

                          Dated as of ___________, 2002

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         This FIRST SUPPLEMENTAL INDENTURE, dated as of _________, 2002 (the
"First Supplemental Indenture"), between DELPHI CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal offices at 5725 Delphi Drive, Troy, Michigan 48098 and BANK ONE, NATIONAL ASSOCIATION (formerly known as The First National Bank of Chicago and herein called the "Trustee"), as Trustee, and supplements and amends that certain Securities Indenture, dated as of April 28, 1999, between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of unlimited amounts of the Company's unsubordinated and unsecured debentures, notes or other obligations for money so borrowed (the "Securities") to be issued in one or more series as might be determined by the Company under the Indenture;

         WHEREAS, Section 2.01 of the Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Indenture;

         WHEREAS, Section 10.01 of the Indenture provides, among other things, that, without the consent of Securityholders, the Company and the Trustee may change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision;

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture to supplement and amend the Indenture by, among other things, adding and amending certain definitions and modifying the Events of Default for any series of Securities established subsequent to the date of this First Supplemental Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the parties and a valid supplement to the Indenture have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. DEFINITIONS. All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.







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         1.2 SECTION REFERENCES. Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

                                   ARTICLE II
                                   AMENDMENTS

         2.1 DEFINITIONS. The definition of "Corporate Trust Office" found in
Section 1.1 of the Indenture shall be amended in its entirety with respect to any series of Securities issued subsequent to the date of this Second Supplemental Indenture, as follows:

         CORPORATE TRUST OFFICE:

         The term "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 1111 Polaris Parkway, Mail Suite OH1-0181, Columbus, Ohio 43240, except that, with respect to presentation of Securities for payment or registration of transfers and exchanges and the location of the Security Registrar, such term means the office or agency of the Trustee located at 55 Water Street, 1st Floor, Jeannette Park Entrance, New York, New York 10041.

         Section 1.01 of the Indenture shall be amended with respect to any series of Securities issued subsequent to the date of this First Supplemental Indenture to include the following definitions:

         CLOSING PRICE:

         The term "Closing Price" has the meaning specified in Section 15.06(d).

         COMMON STOCK:

         The term "Common Stock" means when used with reference to the capital stock of the Corporation, the class of stock which, at the date of execution of this Indenture, is designated as common stock of the Corporation and stock of any class or classes into which such common stock or any such other class may thereafter be changed or reclassified.

         CONVERSION PRICE:

         The term "Conversion Price" has the meaning specified in Section 15.05.

         CONVERTIBLE SECURITIES:

         The term "Convertible Securities" means any series of Securities that are designated as such pursuant to Section 2.01.





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         RIGHTS:

         The term "Rights" has the meaning specified in Section 15.06(c).

         2.2 ISSUABLE IN SERIES. Section 2.01 of the Indenture shall be amended with respect to any series of Securities issued subsequent to the date of this First Supplemental Indenture to include the following item that shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

              (20) whether the Securities of the series are Convertible Securities and the terms related thereto including the Conversion Price and the date on which the right to convert expires.

         2.3 CONVERSION OF CONVERTIBLE SECURITIES. The Indenture shall be amended with respect to any series of Securities issued subsequent to the date of this First Supplemental Indenture, to include an Article Fifteen as follows:


                                 ARTICLE FIFTEEN

                      CONVERSION OF CONVERTIBLE SECURITIES

         15.01 APPLICABILITY OF ARTICLE. If an Officers' Certificate or supplemental indenture pursuant to Section 2.01 provides that the Securities of a series shall be Convertible Securities, Securities of such series shall be convertible in accordance with their terms and (except as otherwise specified in such Officers' Certificate or supplemental indenture) in accordance with this Article. In case by reason of the operation of this Article Fifteen, the Convertible Securities shall be convertible into any other shares or other securities or property of the Corporation or any other corporation, any reference in this Indenture to the conversion of Convertible Securities pursuant to this Article Fifteen shall be deemed to refer to and include conversion of Convertible Securities into such other shares or other securities or property.

         15.02 RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Article, the Holder of any Convertible Security shall have the right, at such Holder's option, at any time prior to the close of business on the date set forth in the Officers' Certificate delivered pursuant to Section
2.01 hereof (or if such Convertible Security is called for redemption or submitted for repayment, then in respect of such Convertible Security to and including but not after the close of business on the Redemption or Repayment Date, as the case may be, unless the Corporation shall default in the payment due) to convert the principal amount of any such Convertible Security, or, in the case of any Convertible Security of a denomination greater than $1,000, any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Security or portion thereof surrendered for conversion by the Conversion Price, by surrender of the Convertible Security so to be converted in whole or in part in the manner provided in Section 15.03. Such conversion shall be effected by the Corporation.




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         15.03 EXERCISE OF CONVERSION PRIVILEGE; DELIVERY OF COMMON STOCK ON
CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege, the Holder of any Convertible Security to be converted in whole or in part shall surrender such Convertible Security at an office or agency maintained by the Corporation pursuant to Section 4.02, accompanied by the funds, if any, required by the last paragraph of this Section, together with written notice of conversion in the form provided on the Convertible Securities, that the Holder elects to convert such Convertible Security or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be deliverable on such conversion shall be registered, and shall be accompanied by transfer taxes, if required pursuant to Section 15.08. Each Convertible Security surrendered for conversion shall, unless the shares deliverable on conversion are to be registered in the same name as the registration of such Convertible Security, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

         As promptly as practicable after the surrender of such Convertible Security and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates for the number of full shares deliverable upon the conversion of such Convertible Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 15.04. In case any Convertible Security of a denomination greater than $1,000 shall be surrendered for partial conversion and subject to Section 2.04, the Corporation shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Convertible Security so surrendered, without charge to such Holder, a new Convertible Security or Convertible Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Security.

         Each conversion shall be deemed to have been effected on the date on which such Convertible Security shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be registrable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be registered as the record holder thereof for all purposes on the next succeeding day on which stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Security shall have been surrendered.

         Any Convertible Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date shall (unless such Convertible Security or portion thereof being converted shall have been called for redemption or submitted for repayment on a date in such period) be accompanied by payment, in legal tender or other funds acceptable to the Corporation, of an amount equal to the interest





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otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default on the payment of interest on the Convertible Securities. An amount equal to such payment shall be paid by the Corporation on such Interest Payment Date to the Holder of such Convertible Security on such Regular Record Date, provided, however, that if the Corporation shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall be made for interest accrued on any Convertible Security converted or for dividends on any shares issued upon the conversion of such Convertible Security as provided in this Article.

         15.04 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be delivered upon conversion of Convertible Securities. If more than one Convertible Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be deliverable upon the conversion of any Convertible Security or Convertible Securities, the Corporation shall make an adjustment therefor in cash at the current market value of such fractional share of stock. The market value of a share of Common Stock shall be the Closing Price on the Business Day immediately preceding the day on which the Convertible Securities (or specified portions thereof) are deemed to have been converted.

         15.05 CONVERSION PRICE. The Conversion Price shall be as specified in the form of Convertible Security hereinafter set forth, subject to adjustment as provided in this Article.

         15.06 ADJUSTMENT TO CONVERSION PRICE. The Conversion Price shall be adjusted from time to time as follows:

         (a) In case the Corporation shall (i) pay a dividend or make a distribution on the Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide or reclassify its outstanding Common Stock into a greater number of securities (including Common Stock), or (iii) combine or reclassify its outstanding Common Stock into a smaller number of securities (including Common Stock), the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Convertible Security thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subsection
(a), the Holder of any Convertible Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive and shall be described in a





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written statement filed with the Trustee and any conversion agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

         In the event that at any time, as a result of an adjustment made pursuant to this subsection (a) of this Section 15.06, the Holder of any Convertible Security thereafter converted shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, thereafter the number of such other shares so received upon conversion of any Convertible Security shall be subject to adjustment from time to time in any manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 15.06, and other provisions of this Article Fifteen with respect to the shares of Common Stock shall apply on like terms to any such other shares or other securities.

         (b) In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock (or securities convertible into Common Stock) entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share (or a conversion price per share)less than the current market price per share of Common Stock (as defined in subsection (d) below) at such record date, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment shall be made successively whenever such a record is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration determined by the Board of Directors of the Corporation. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (b).

         (c) In case the Corporation shall fix a record date for making a distribution to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurrent cash dividends or distributions paid from retained earnings of the Corporation or dividends or distributions referred to in subsection (a) above) or rights or warrants to subscribe or purchase (excluding those referred to in subsection (b) above), then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price per share (as defined in subsection
(d) below) of the Common Stock on such record date less the then fair market value (as determined by the Board of Directors of the Corporation whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common



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Stock, and the denominator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subsection (c), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Convertible Securities) shall be deemed to be the distribution of such Rights for purposes of this subsection
(c); provided that the Corporation may, in lieu of making any adjustment pursuant to this subsection (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each Holder of such Convertible Security who converts such Convertible Security (or any portion thereof) (i) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (ii) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Rights as would a holder of the number of shares of Common Stock that such Convertible Security so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (c).

         (d) For the purpose of any computation under subsection (b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty days (which are not legal holidays as defined in Section 14.05) commencing forty-five days (which are not legal holidays as defined in Section 14.05) before the day in question. The Closing Price for any day shall be (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price (regular way), or the average of the closing bid and ask prices if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (ii) if not listed as described in (i), the mean between the closing high bid and low asked quotations of Common Stock on NASDAQ, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation.

         (e) (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however,






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that any adjustments which by reason of this subsection (e)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subsection (e)(i) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

                (ii) All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 15.06 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 15.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

         (f) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Convertible Security at such Holder's last address appearing on the Security Register provided for in Section 2.01 of this Indenture.

         (g) In any case in which this Section 15.06 provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) delivering to the Holder of any Convertible Security converted after such record date and before the occurrence of such event the additional shares of Common Stock deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Stock deliverable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 15.04, provided, however, that the Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this Section 15.06.

         15.07 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock deliverable upon conversion of the Convertible Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of securities), (ii) any consolidation or merger to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of its Common






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Stock) or (iii) any sale or conveyance of the properties and assets of the
Corporation as, or substantially as, an entirety to any other corporation; then the Corporation or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such supplemental indenture and comply with the provisions of Article Nine) providing that each Convertible Security shall be convertible into the kind and amount of shares of stock and other securities or property, including cash, receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock deliverable upon conversion of such Convertible Securities immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Corporation shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Convertible Securities, at his address appearing on the Security Register provided for in Section 2.01 of this Indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

         15.08 TAXES ON SHARES ISSUED. The delivery of stock certificates on conversions of Convertible Securities shall be made without charge to the Holder converting a Convertible Security for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of stock registered in any name other than of the Holder of any Convertible Security converted, and the Corporation shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         15.09 SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Corporation covenants that all shares of Common Stock that may be delivered upon conversion of Convertible Securities will upon delivery be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

         The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of Convertible Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Corporation further covenants if the Common Stock is then listed on a national securities exchange or admitted for trading on Nasdaq it will qualify all Common Stock deliverable upon conversion of the Convertible Securities for trading on said national securities exchange or NASDAQ, if permitted by and in accordance with the rules of said national securities exchange or NASDAQ.

         15.10 TRUSTEE NOT RESPONSIBLE. Neither the Trustee nor any authenticating agent nor any conversion agent shall at any time be under any duty or responsibility to any






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Holder of Convertible Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any authenticating agent nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be delivered upon the conversion of any Convertible Security; and neither the Trustee nor any authenticating agent nor any conversion agent makes any representation with respect thereto. Subject to the provisions of
Section 7.01, neither the Trustee nor any authenticating agent nor any conversion agent shall be responsible for any failure of the Corporation to deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Security for the purpose of conversion or for any failure of the Corporation to comply with any of the covenants contained in this Article.

         15.11 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.  In case:

         (h) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of its current or retained earnings); or

         (i) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (j) of any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or for the sale or transfer of all or substantially all of the assets of the Corporation; or

         (k) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; the Corporation shall cause to be filed with the Trustee and the Corporation shall cause to be mailed to each holder of Convertible Securities at his address appearing on the Security Register, provided for in
Section 2.05 of this Indenture, as promptly as possible but in any event no less than fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or any adjustment in the Conversion Price required by this Article Fifteen.






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         15.12 COVENANT TO RESERVE SHARES. The Corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Convertible Securities.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 EFFECT ON INDENTURE. This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

         3.2 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         3.3 RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         3.4 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested as of the day and year first above written.

                                      DELPHI CORPORATION



                                      By
                                         ----------------------------------
                                         Title: Authorized Signatory

Attest



--------------------------------
Title:
       -------------------------


                                      BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee


                                      By
                                         ----------------------------------
                                         Title:  Authorized Signatory

Attest



--------------------------------
Title:
       -------------------------





                   First Supplemental Indenture Signature Page

STATE OF MICHIGAN          )
                           ) ss.
COUNTY OF OAKLAND          )



         On the _____ day of __________, 2002 before me personally came ____________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________, that he/she is the ____________________ of Delphi Corporation, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said Corporation; that the seal affixed to said instrument is such Corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he/she signed his/her name thereto by like authority.



{SEAL}

Notary Public




                          First Supplemental Indenture

STATE OF OHIO              )
                           ) ss.
COUNTY OF _____________    )



         On the _____ day of __________, 2002 before me personally came ____________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ____________________, that he/she is the ____________________ of Bank One, National Association, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said Corporation; that the seal affixed to said instrument is such Corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he/she signed his/her name thereto by like authority.



{SEAL}

Notary Public





                          First Supplemental Indenture